Exhibit 10.23



                           SUPPORT SERVICES AGREEMENT

                                     BETWEEN

                                  FIVECOM, INC.

                                       AND

                                MAINECOM SERVICES


                            Effective April 30, 1996



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         This agreement is made as of April 30, 1996, by and between MaineCom
Services ("MaineCom"), a Maine corporation having its principal place of business in Augusta, Maine, and FiveCom, Inc. ("FiveCom"), a Massachusetts corporation with its principal place of business in Waltham, Massachusetts. MaineCom and FiveCom are singularly a "Party" and collectively "the Parties."

         WHEREAS, the Parties are willing to provide services from and to one another;

         NOW THEREFORE, it is hereby agreed as follows:


                      ARTICLE I - GENERAL SCOPE OF SERVICES

         The Parties shall provide support services to each other as described in purchase orders that are issued from time to time and accepted in writing by the Party to be charged.


                        ARTICLE II - PAYMENT FOR SERVICES

         The purchase order shall state the cost for the service(s) to be provided. The stated cost shall be no less than the marginal cost of the activity (e.g. labor, expenses, and/or material) contracted for. The Parties shall submit itemized invoices for services rendered to the other, including taxes that may be applicable to such services pursuant to the terms and conditions of the purchase orders. Bills for services rendered shall be presented on a monthly basis, unless other arrangements are agreed to for a specific activity or order. All invoices shall have adequate documentation to justify all charges, including labor, expenses, and material. Unless otherwise agreed, invoices shall be paid in full within thirty (30) days to the extent that costs are not disputed. Simple annual interest at the prime rate then in effect at The First National Bank of Boston, plus 1.5%, shall accrue on any undisputed invoice items not paid by the due date.


                        ARTICLE III - DISPUTE RESOLUTION

         Each party shall have the right to send notice to the other indicating it disputes an interpretation of this Agreement or a matter relating to an amount billed. In the event of a dispute, the Parties shall make reasonable and prompt efforts to settle the matter between themselves within fifteen (15) days of the notice of dispute. If a resolution is not forthcoming within that time, the parties agree that the question shall be finally resolved by an award of arbitrators who shall be certified by the American Arbitration Association named as follows:

         (i) the Party sharing one side of the dispute shall name an arbitrator and give written notice thereof to the Party sharing the other side of the dispute;


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         (ii) the Party sharing the other side of the dispute shall, within fourteen (14) days of receipt of such written notice, name an arbitrator; and

         (iii) the arbitrator so named shall within fifteen (15) days after naming of the latter of them, select an additional arbitrator. If such additional arbitrator is not selected within fifteen (15) days of the appointment of the latter of the arbitrators, the Party sharing either side of the dispute may seek to appoint such third arbitrator by applying to the American Arbitration Association. The arbitrators shall proceed promptly to hear and determine the matter in controversy. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrators shall be instructed that their decision must be made within forty-five (45) days after the appointment of the third arbitrator, subject to any reasonable delay due to unforeseen circumstances.

         The decision of the arbitrators shall be in writing and signed by the arbitrators or a majority of them and shall be final and binding upon the Parties, and the Parties shall abide by the decision and perform the terms and conditions thereof. Unless otherwise determined by the arbitrators, the fees and expenses of the arbitrators shall be borne by the Party losing in these dispute resolution procedures, or if no Party prevails in full, as allocated by the arbitrators based on the relative merits of the Parties' positions. Judgment upon the award rendered may be in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. All arbitration shall be conducted in Portsmouth, New Hampshire, unless the Parties agree otherwise.


                          ARTICLE IV - TERM OF CONTRACT

         This Agreement shall commence on the date first written above and continue until terminated in writing by either party. The date of termination shall be no less than two (2) months after the non-terminating party has received notice of the termination. The parties will negotiate completion or cessation of any work in progress at the time of the termination notice, with the non-terminating Party having the right to complete as much work as can be reasonably and ably done by the date of termination. Any materials or purchases financially committed or prepaid at the time of the notice of termination will be honored by the other party.

         The Parties agree that MaineCom has incurred costs since November 22, 1995 on behalf of FiveCom related to the Stock Subscription Agreement, as amended, and the FiveCom closing which predate the date of this Agreement. The Parties therefore also agree that MaineCom shall present invoices to FiveCom for reimbursement of these costs, with the understanding that the costs billed will meet the conditions stated above.


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                               ARTICLE V - CHANGES

         No waiver, alteration, amendment, consent, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by a duly authorized representative of both Parties.


                             ARTICLE VI - ASSIGNMENT

         Either party my assign any of its rights or obligations hereunder upon receipt of the prior written consent of the other.


                           ARTICLE VII - FORCE MAJEURE

         Force Majeure means an event that is beyond the reasonable control of, and without the fault or negligence of, the party claiming Force Majeure, which delays, hinders or prevents performance of that Party's obligations under this Agreement. Neither party shall be liable to the other for loss or damage resulting from (i) any delay in performance, in whole or in part, or (ii) non-performance of its contractual obligations, in whole or in part, insofar as such delay or non-performance is caused by Force Majeure, provided that the party invoking Force Majeure provides written notice to the other party of such invocation and of the circumstances giving rise to such condition. To the extent possible, each Party shall take reasonable steps to correct or alleviate the circumstances that led to the Force Majeure event.


                  ARTICLE VIII - INSURANCE AND INDEMNIFICATION

         The Parties will maintain the following coverage, naming the other Party to this Agreement as an additional insured, as applicable:

         (a) Workers' Compensation Insurance that complies with the provisions of applicable state law.

         (b) Employer's Liability Insurance with limits not less than $1,000,000 each occurrence;

         (c) General Liability Insurance with limits not less than $1,000,000 combined bodily injury and property damage liability; and

         (d) Automobile Liability Insurance with limits not less than $1,000,000 combined bodily injury and property damage.

         Each party shall indemnify, and hold harmless the other, its directors, officers, employees, contractors, agents, successors, and assigns from and against, any actions, penalties, claims, costs (including, but not limited to, reasonable attorney's fees), or damages of any nature arising out of or related to the services performed pursuant to this Agreement and shall defend the other from such claims.


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            ARTICLE IX - GENERAL LIMITATIONS OF LIABILITY AND WAIVER

         Services provided by the Parties hereunder shall be performed in a prudent, professional and workmanlike manner; products provided shall meet all performance criteria as specified in the purchase order. If any such service or product fails to conform to those standards, the Party claiming default shall provide the other Party with the opportunity to perform the service, if practicable; and, if not practicable, the Party claiming default may complete the services itself, or at its election, have such services performed by a third party at the expense of the other Party. The non-defaulting Party, in addition to other remedies provided for herein, can seek claims for direct, incidental, indirect, consequential, or other damages of any nature connected with or resulting from non-performance of this Agreement, including other remedies available by law.


                               ARTICLE X - NOTICE

         All communications and notices by MaineCom to FiveCom under this Agreement shall be sent by fax with the original mailed, first class, as follows:

         FiveCom, Inc.                      Fax 617-890-8404
         391 Totten Pond Road
         Suite 401
         Waltham, Massachusetts 02154
         Attn.:  Controller

All communications and notices by FiveCom to MaineCom under this Agreement shall be sent to and addressed as follows:

         MaineCom Services                  Fax 207-621-4511
         41 Anthony Avenue
         Augusta, Maine 04330
         Attn.:  Mark E. Curtis

Either party may at any time change its address by providing notice to the other.


                           ARTICLE XI - CHOICE OF LAW

         Orders placed from FiveCom to MaineCom shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts; orders placed from MaineCom to FiveCom shall be governed by and construed in accordance with the laws of the State of Maine.


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                           ARTICLE XII - MISCELLANEOUS

         This Agreement constitutes the entire Agreement between the Parties for the services offered hereunder, and supersedes all prior representations and Agreements, whether written or oral, between the Parties as to such services.

         WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives, to become effective as of the date first written above.

MaineCom Services                               FiveCom, Inc.


/s/ Mark E. Curtis                              /s/ Victor Colantonio
-------------------------------                 -------------------------------
Mark E. Curtis, President                       Victor Colantonio, President